EXHIBIT 22




                   LIST OF SUBSIDIARIES OF CULP, INC.


                        GUILFORD PRINTERS, INC.
                     INCORPORATED IN NORTH CAROLINA


                        CULP INTERNATIONAL, INC.
                     INCORPORATED IN VIRGIN ISLANDS

                       3096726 CANADA INC.
                     INCORPORATED UNDER LAWS OF CANADA

                       RAYONESE TEXTILE INC.
                     INCORPORATED UNDER LAWS OF CANADA